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Exhibit (n)(1)	West Palm Beach

April 20, 2017

Great-West Life & Annuity Insurance Company of New York

489 Fifth Avenue, 28th Floor

New York, New York 10017

Re:	COLI VUL-2 Series Account
Post-Effective Amendment No. 16 to the Registration Statement on N-6
File Nos. 333-144503 and 811-22091

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.

111356136.1	Carlton Fields Jorden Burt, P.A.
Carlton Fields Jorden Burt, P.A. practices law in California through Carlton Fields Jorden Burt, LLP.